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                                     EXHIBIT 23.1




                           Consent of Independent  Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8, Nos. 33-22545 and 33-88020) pertaining to the Employee Stock Option Plan of Ackerley Communications, Inc., and in the Registration Statement (Form S-8, No. 33-61163) pertaining to the William N. Barkell Stock Purchase Agreement, Donald E. Carter Stock Purchase Agreements, and Eric M. Rubin Stock Purchase Agreement of our report dated March 1, 1996 with respect to the consolidated financial statements of Ackerley Communications, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


/s/ Ernst & Young



March 15, 1996